As filed with the Securities and Exchange Commission on March 8, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Domtar Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-5901152
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Domtar Corporation
395 de Maisonneuve Boulevard West
Montreal, Quebec, Canada H3A 1L6
(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)
The Domtar Corporation 2007 Omnibus Incentive Plan
The Domtar Corporation Replacement Long-Term Incentive Compensation Plan for Former Employees of Weyerhaeuser
Company
The Domtar Corporation 1998 Replacement Long-Term Incentive Compensation Plan for Former Employees of
Weyerhaeuser Company
The Domtar Corporation 2004 Replacement Long-Term Incentive Compensation Plan for Former Employees of
Weyerhaeuser Company
The Domtar Inc. Executive Stock Option and Share Purchase Plan
The Domtar Inc. Executive Deferred Share Unit Plan and the Domtar Inc. Deferred Share Unit Plan for Outside Directors
(Full title of Plans)
Gilles Pharand, Esq.
Senior Vice-President-Law and Corporate Affairs
Domtar Corporation
395 de Maisonneuve Boulevard West
Montreal, Quebec, Canada H3A 1L6
Copy to:
Alan H. Paley, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
(212) 909-6000
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to Be Registered	to Be Registered(1)	Share(2)	Price(2)	Registration Fee(2)
Common Stock, par value $0.01 per share(3)	25,693,787	$8.85	$227,390,015	$6,980.87

(1)	The number of shares being registered represents the shares issuable under the Domtar Corporation 2007 Omnibus Incentive Plan, the Domtar Corporation Replacement Long-Term Incentive Compensation Plan for Former Employees of Weyerhaeuser Company, the Domtar Corporation 1998 Replacement Long-term Incentive Compensation Plan for Former Employees of Weyerhaeuser Company, the Domtar Corporation 2004 Replacement Long-Term Incentive Compensation Plan for Former Employees of Weyerhaeuser Company, the Domtar Inc. Executive Stock Option and Share Purchase Plan, the Domtar Inc. Executive Deferred Share Unit Plan and the Domtar Inc. Deferred Share Unit Plan for Outside Directors, and, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization, reorganization or other similar transaction.

(2)	Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon the assumed price of $8.85 per share, which was the average of the high and low prices of Domtar Corporation common shares on March 7, 2007, as reported on the New York Stock Exchange.
(3)	Includes the associated preferred share purchase rights, which (a) are not currently separable from the shares of common stock of Domtar Corporation and (b) are not currently exercisable.

Part II
Item 3. Incorporation of Certain Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
Opinion of Debevoise & Plimpton, LLP
Consent of KPMG LLP
Consent of KPMG LLP
Consent of KPMG LLP
Consent of PricewaterhouseCoopers LLP
Power of Attorney

Part II
Information Required in the Registration Statement
Item 3. Incorporation of Certain Documents by Reference.
     Incorporated by reference in this Registration Statement are the following documents heretofore filed by Domtar Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
a.	The Company’s prospectus filed with the Commission pursuant to Section 424(b) of the Securities Act on February 13, 2007, as amended; and

b.	The description of the Company’s common stock and preferred stock purchase rights contained in Amendment No. 3 to the Company’s Registration Statement on Form 10 filed with the Commission on February 1, 2007, as amended.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereby have been sold or that deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the Company’s certificate of incorporation and by-laws.
     Limitation of Liability of Directors

     The Company is a Delaware corporation. The Registrant’s certificate of incorporation limits the liability of its directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
     The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
     Indemnification of Officers and Directors
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, or a derivative action, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     As permitted by Section 145 of the Delaware General Corporation Law, the Company’s certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith, except that the Company’s certificate of incorporation provides for indemnification in a derivative action or suit initiated by any such person only if, subject to certain exceptions, the Company’s board of directors authorized such proceeding. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of such person’s heirs, executors and administrators.
     The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company expects to obtain directors and officers liability insurance.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 7th day of March, 2007.

DOMTAR CORPORATION

By:	/s/ Gilles Pharand
Name: Gilles Pharand
Title: Senior Vice-President, Law and Corporate Affairs
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold H. MacKay	Chairman of the Board and Director	March 7, 2007

/s/ Raymond Royer Raymond Royer	President, Chief Executive Officer and Director	March 7, 2007

/s/ Daniel Buron Daniel Buron	Chief Financial Officer	March 7, 2007

* Jack C. Bingleman	Director	March 7, 2007

* Marvin D. Cooper	Director	March 7, 2007

* Louis P. Gignac	Director	March 7, 2007

Signature	Title	Date

* Brian M. Levitt	Director	March 7, 2007

* W. Henson Moore	Director	March 7, 2007

* Michael R. Onustock	Director	March 7, 2007

* Robert J. Steacy	Director	March 7, 2007

* William C. Stivers	Director	March 7, 2007

* Pamela B. Strobel	Director	March 7, 2007

* Richard Tan	Director	March 7, 2007

* Denis Turcotte	Director	March 7, 2007

*	By:	/s/ Gilles Pharand
Gilles Pharand
Attorney in Fact

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibits
4.1	Amended and Restated Form of Certificate of Incorporation of Domtar Corporation incorporated by reference to Exhibit 3.1 to Domtar Corporation’s Form 8-K filed with the Securities and Exchange Commission on March 7, 2007.

4.2	Amended and Restated Form of By-Laws of Domtar Corporation incorporated by reference to Exhibit 3.2 to Domtar Corporation’s Form 8-K filed with the Securities and Exchange Commission on March 7, 2007.

5.1	Opinion of Debevoise and Plimpton, LLP.

23.1	Consent of KPMG LLP relating to the Weyerhaeuser Fine Paper Business.

23.2	Consent of KPMG LLP relating to Weyerhaeuser Company.

23.3	Consent of KPMG LLP relating to Domtar Corporation.

23.4	Consent of PricewaterhouseCoopers LLP.

23.5	Consent of Debevoise and Plimpton, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.